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January 8, 2008

Colombia Goldfields Ltd.
8 King Street East, Suite 208
Toronto, ON  M5C 1B5

Colombia Goldfields Ltd.

Ladies and Gentlemen:

We have acted as counsel to Colombia Goldfields Ltd., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the proposed public offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company:  (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”); (iii) shares of common stock, par value $0.0001 per share (the “Common Stock”); (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock or Common Stock (the “Warrants”); (vi) share purchase contracts to purchase shares of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); or (vii) units comprised of one or more of the foregoing securities (the “Units”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering.  The Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts and Units are hereinafter referred to, collectively, as the “Securities.”

The Securities will be sold pursuant to an underwriting agreement (an “Underwriting Agreement”) to be filed as Exhibit 1.1 to the Registration Statement and to be entered into between the Company and an underwriter or underwriters.  The Senior Debt Securities will be issued in one or more series pursuant to an indenture in substantially the form of Exhibit 4.5 to the Registration Statement (the “Senior Indenture”) to be entered into between the Company and the trustee party thereto, as Trustee (the “Senior Trustee”).  The Subordinated Debt Securities will be issued in one or more series pursuant to an indenture in substantially the form of Exhibit 4.6 to the Registration Statement (the “Subordinated Indenture”) to be entered into between the Company and the trustee party thereto, as Trustee (the “Subordinated Trustee”).  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”).  The Stock Purchase Contracts will be issued pursuant to one or more share purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the share purchase contract agent party thereto (the “Stock Purchase Contract Agent”).  The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent party thereto (the “Unit Agent”).  Each Underwriting Agreement, Certificate of Designation, Warrant Agreement, Stock Purchase Contract Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.  The Senior Indenture, Subordinated Indenture, Warrant Agreements, Stock Purchase Contract Agreement and Unit Agreement are hereinafter referred to as the “Opinion Documents.”

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the following documents:

(a)

The Registration Statement.

(b)

The Prospectus.

(c)

The Certificate of Incorporation and By-laws of the Company, as amended.

(d)

Such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)

The genuineness of all signatures.

(b)

The authenticity of the originals of the documents submitted to us.

(c)

The conformity to authentic originals of any documents submitted to us as copies.

(d)

As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)

That when duly executed by the parties thereto, each Opinion Document will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Opinion Document will be governed by and construed in accordance with the law of the State of New York.

(f)

That:

(i)

The Company is an entity duly organized and validly existing under the laws of the State of Delaware.

(ii)

The Company has full power to execute, deliver and perform and will have duly executed and delivered the Opinion Documents.

(iii)

The execution, delivery and performance by the Company of the Opinion Documents to which it is a party will be duly authorized by all necessary action (corporate or otherwise) and will not:

(A)

contravene its Certificate of Incorporation or By-laws;

(B)

violate any law, rule or regulation applicable to it; or

(C)

result in any conflict with or breach of any agreement or document binding on it.

(iv)

no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

Our opinions set forth below are limited to the law of the State of New York and the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.

When (i) appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock, (ii) the Common Stock shall have been duly issued and sold by the Company against payment therefor in accordance with such corporate action, and (iii) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book-entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser's account maintained with the Company's transfer agent for Common Stock has been issued by said transfer agent, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof).

2.

When (i) the Senior Indenture has been qualified under the United States Trust Indenture Act of 1939, as amended, (ii) the form or forms of the Senior Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Senior Indenture, and (iii) the Senior Debt Securities have been duly executed by the Company, authenticated by the Senior Trustee, issued and delivered against payment therefor in accordance with such corporate action, the Senior Indenture and the Senior Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Indenture.

3.

When (i) the Subordinated Indenture has been qualified under the United States Trust Indenture Act of 1939, as amended, (ii) the form or forms of the Subordinated Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Subordinated Indenture, and (iii) the Subordinated Debt Securities have been duly executed by the Company, authenticated by the Subordinated Trustee, issued and delivered against payment therefor in accordance with such corporate action, the Subordinated Indenture and the Subordinated Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Indenture.

4.

When (i) the terms of the Preferred Stock have been duly approved or established, in conformity with the Delaware Corporation Law and the Company’s Second Restated Certificate of Incorporation, by appropriate corporate action taken by the Company, including the filing of the Certificate of Designations related thereto with the Secretary of State of the State of Delaware, and (ii) the Preferred Stock has been duly issued and sold against payment therefor in accordance with such corporate action, the Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof), and will have the rights set forth in the Company's Second Restated Certificate of Incorporation, as then amended, including the amendment effected by the Certificate of Designations related thereto.

5.

When (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants, including the adoption of a Warrant Agreement relating thereto, and (ii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Warrant Agreement pursuant to which the Warrants are to be issued and such corporate action, and such Warrants have been countersigned by the applicable Warrant Agent, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

When (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Contracts, including the adoption of a Stock Purchase Contract Agreement relating thereto, and (ii) the Stock Purchase Contracts with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the Stock Purchase Contracts and such corporate action, and such Stock Purchase Contracts have been countersigned by the applicable Stock Purchase Contract Agent, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units, including the adoption of a Unit Agreement relating thereto, and (ii) the Units with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the agreement pursuant to which the Units are to be issued and such corporate action, and such Units have been countersigned by the applicable Unit Agent, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

(a)

Our opinions in paragraphs 2, 3 and 5 through 7 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)

Our opinions in paragraphs 2, 3 and 5 through 7 are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)

With respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP